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                                                                  EXHIBIT 10.2




                             AMENDMENT TO AGREEMENT
                              OF PURCHASE AND SALE


         THIS AMENDMENT TO AGREEMENT OF PURCHASE AND SALE ("Amendment") is made and entered into by and between WINN Limited Partnership, a North Carolina limited partnership ("Purchaser") and Promus Hotels, Inc., a Delaware corporation ("Seller");

                                WITNESSETH THAT:

         WHEREAS, Purchaser and Seller entered into that certain agreement of purchase and sale dated April 24, 1996 relative to the purchase and sale of three (3) hotels to be developed by Seller located in Richmond, Virginia, BWI Baltimore, Maryland and Dallas-Market Center, Texas ("the Agreement"); and

         WHEREAS, all capitalized terms defined in the Agreement shall have the same meanings as defined therein when used herein; and

         WHEREAS, subsequent to the execution of the Agreement, Purchaser and Seller have agreed to certain amendments thereto as expressly set forth hereinafter;

         NOW, THEREFORE, in consideration of the premises, the sum of Ten Dollars in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Purchaser and Seller hereby covenant and agree that the Agreement is and shall be amended as follows:

         1. Tract 2 and Tract 3 are hereby deleted from the Real Property and the Premises and by virtue thereof, the Real Property and the Premises shall pertain solely to the Hotel to be developed on Tract 1 (Richmond, Virginia).

         2. The Feasibility Period as previously extended to August 1, 1996 is hereby amended and extended to and including September 15, 1996.

         3. Article II of the Agreement is amended by virtue of the deletion from the first paragraph thereof of the sentence which reads as follows: If Seller's actual development and building costs for a Hotel, which shall not include fees paid to Seller or its affiliates, are less than the Purchase Price, less fees included therein which are payable to Seller or its affiliates, the Purchase Price shall be reduced by an amount equal to 100% of cost savings in excess of 4% of the Purchase Price.



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         4.      The provisions set forth as (ii), (iii) and (iv) of Article
III, Paragraph B of the Agreement are hereby expressly deleted.

         5. Article III, Paragraph D is amended by deletion of the reference to $12,500 and the replacement thereof with $15,000.

         This Amendment is executed in accordance with Article XV, Paragraph A of the Agreement. Unless expressly amended herein, the terms and provisions of the Agreement shall remain as expressly set forth therein.

         IN WITNESS WHEREOF, Purchaser and Seller have executed this Amendment as of the 7th day of August, 1996.

                            Purchaser:

                            WINN Limited Partnership

                            By:  Winston Hotels, Inc.,
                                 Sole General Partner

                            By: /s/ Robert W. Winston, III  (SEAL)
                               -----------------------------
                               Robert W. Winston, III, President


                            Seller:

                            Promus Hotels, Inc.

                            By: /s/ Thomas Keltner          (SEAL)
                               -----------------------------
                               Thomas Keltner, Senior Vice President




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